UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2018

Global Indemnity Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34809	98-1304287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Hospital Road George Town, Grand Cayman KY1-9008, Cayman Islands	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-0100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Effective September 16, 2018, James D. Wehr was appointed to the Board of Directors of Global Indemnity Limited (the “Company”). It has not been decided on which committees, if any, Mr. Wehr will serve.

Mr. Wehr is party to an agreement with Fox Paine & Company, LLC (“Fox Paine”) pursuant to which he became a director. The agreement provides that Fox Paine may remove him at any time and Mr. Wehr agrees to immediately resign from the Board upon the request of Fox Paine. Mr. Wehr agrees to act in accordance with the Company’s Insider Trading Policy, that a duty of confidentiality is owed to the Company and Fox Paine, and to keep Fox Paine updated on developments at the Company.

Mr. Wehr is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Wehr is subject to the non-executive compensation plan as described in the Company’s Annual Proxy Statement filed on April 30, 2018. Mr. Wehr is not party to any other material plan, contract or arrangement or any grant or award under any such plan, contract or arrangement that was entered into in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Limited

Date: September 20, 2018	By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer